Exhibit 21

Subsidiaries of UNITRIN, INC.

Subsidiaries of Unitrin, Inc., with their states of incorporation in parentheses, are as follows:

1.	Alpha Property & Casualty Insurance Company (Wisconsin)
2.	Capitol County Mutual Fire Insurance Company (Texas) *
3.	Charter General Agency, Inc. (Texas)
4.	Charter Group, Inc. (Texas)
5.	Charter Indemnity Company (Texas)
6.	Clayton Reinsurance Ltd. (Bermuda)
7.	Family Security Funerals Company (Texas)
8.	Financial Indemnity Company (California)
9.	Fireside Bank (California)
10.	Fireside Securities Corporation (California)
11.	Kemper Auto and Home Group, Inc. (Illinois)
12.	Kemper Enterprise Agency, Inc. (Pennsylvania)
13.	Kemper Independence Insurance Company (Illinois)
14.	Merastar Industries, Ltd. (Delaware)
15.	Merastar Insurance Company (Indiana)
16.	Milwaukee Casualty Insurance Co. (Wisconsin)
17.	Milwaukee Safeguard Insurance Company (Wisconsin)
18.	NCM Management Corporation (Delaware)
19.	Old Reliable Casualty Company (Missouri) *
20.	One East Wacker Corporation (Illinois)
21.	The Reliable Life Insurance Company (Missouri)
22.	The Reliable Life Insurance Company of Texas (Texas)
23.	Reserve National Insurance Company (Oklahoma)
24.	Security National Insurance Company (Texas)
25.	Security One Insurance Agency (Tennessee)
26.	Southern States Finance Corporation (Louisiana)
27.	Trinity Lloyd’s Corporation (Texas)
28.	Trinity Lloyd’s Insurance Company (Texas) *
29.	Trinity Universal Insurance Company (Texas)
30.	Trinity Universal Insurance Company of Kansas, Inc. (Kansas)
31.	Union National Fire Insurance Company (Louisiana)
32.	Union National Life Insurance Company (Louisiana)
33.	United Casualty Insurance Company of America (Illinois)
34.	United Insurance Company of America (Illinois)
35.	Unitrin Acquisition Corp. (Delaware)
36.	Unitrin Advantage Insurance Company (New York)
37.	Unitrin Auto and Home Insurance Company (New York)
38.	Unitrin County Mutual Insurance Company (Texas) *
39.	Unitrin Data Systems, Inc. (Illinois)
40.	Unitrin Direct General Agency, Inc. (Texas)
41.	Unitrin Direct Insurance Company (Illinois)
42.	Unitrin Direct Property & Casualty Company (Illinois)
43.	Unitrin Internal Audit Services, Inc. (Illinois)
44.	Unitrin Preferred Insurance Company (New York)
45.	Unitrin Services Company (Illinois)
46.	Valley Group, Inc. (Oregon)
47.	Valley Insurance Company (California)
48.	Valley Pacific, Inc. (Oregon)
49.	Valley Property & Casualty Insurance Company (Oregon)

*	May be deemed to be an affiliate pursuant to Rule 1-02 of SEC Regulation S-X.